Exhibit 23.1

PricewaterhouseCoopers
Chartered Accountants
Dorchester House
7 Church Street
Hamilton HM 11
Bermuda
Telephone +1 (441) 295 2000
Facsimile +1 (441) 295 1242
www.pwc.com/bermuda
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-128582 and 333-112792) and Forms S-8 (No. 333-103977 and 333-125445), of Montpelier Re Holdings Ltd., of our report dated March 13, 2006 relating to the consolidated financial statements and financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.
Hamilton, Bermuda
March 13, 2006

A list of partners can be obtained from the above address
PricewaterhouseCoopers refers to the members of the worldwide PricewaterhouseCoopers organisation